As filed with the Securities and Exchange Commission on March 26, 2021

No. 333-251397

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
To

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAR PEAK ENERGY TRANSITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-1972187 (I.R.S. Employer Identification No.)

1603 Orrington Avenue, 13th Floor
Evanston, Illinois 60201
Telephone: (847) 905-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Scheyer
Chief Executive Officer
1603 Orrington Avenue, 13th Floor
Evanston, Illinois 60201
Telephone: (847) 905-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C. Bryan D. Flannery Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Tel: (713) 836-3600	John T. Gaffney Evan M. D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, please place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	64,999,790	$14.88	$967,196,875.20	$105,522.00

(1)	Represents the estimated maximum number of shares of the registrant’s Class A common stock to be issued by the registrant to securityholders of Stem, Inc. in connection with the transactions described herein, estimated solely for the purpose of calculating the registration fee, as is based on the sum of (a) 53,775,396 shares of Class A common stock issuable in respect of the outstanding shares of common stock of Stem, Inc. (after giving effect to conversion of all preferred stock and convertible securities, and certain warrants of Stem, Inc. into common stock of Stem, Inc. as described herein) immediately prior to the consummation of the transactions described herein and (b) 11,224,394 shares of Class A common stock issuable in respect of certain outstanding options and warrants to purchase capital stock of Stem, Inc., immediately prior to the consummation of the transactions described herein.

(2)	Estimated solely for the purpose of calculating the registration fee, based on $14.88, the average of the high and low sales prices of the registrant’s Class A common stock on December 9, 2020 (a date within five (5) business days prior to the date of this registration statement). This calculation is in accordance with Rule 457(c) and Rule 457(f)(1) of the Securities Act of 1933, as amended.

(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Star Peak Energy Transition Corp. is filing this Amendment No. 5 to its registration statement on Form S-4 (File No. 333-251397) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit	Description
2.1***††	Agreement and Plan of Merger, dated as of December 3, 2020 (included as Annex A to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (001-39455) filed by the Registrant on December 4, 2020).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39455) filed by the Registrant on August 20, 2020).
3.2	Bylaws (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1 (File No. 333-240267), filed by the Registrant on July 31, 2020).
3.3***	Second Amended and Restated Certificate of Incorporation (included as Annex B to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
3.4***	Amended and Restated Bylaws (included as Annex C to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
4.1	Warrant Agreement, dated August 20, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on August 20, 2020).
5.1***	Opinion of Kirkland & Ellis LLP.
10.1	Letter Agreement, dated August 20, 2020, by and among the Company, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on August 20, 2020).
10.2	Administrative Support Agreement, dated August 20, 2020, by and between the Registrant and Star Peak Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on August 20, 2020).
10.3	Private Placement Warrant Purchase Agreement, dated August 17, 2020, by and between the Registrant and Star Peak Sponsor LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on August 20, 2020).
10.4	Form of Support Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on December 4, 2020, and included as Annex G to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
10.5	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on December 4, 2020, and included as Annex H to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
10.6***†	Stem, Inc. 2020 Stock Incentive Plan (included as Annex E to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
10.7	Form of Lock-Up Agreement, by and among the Registrant and the holders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-39455), filed by the Registrant on December 4, 2020, and included as Annex J to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).

Exhibit	Description
10.8***	Form of Notice of Exercise (included as Annex I to the proxy statement/consent solicitation statement/prospectus, which is a part of this Registration Statement).
10.9***	Form of Executive Employment Agreement
23.1*	Consent of WithumSmith+Brown, PC.
23.2***	Consent of Deloitte & Touche LLP.
23.3***	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).
24.1***	Powers of Attorney (included as part of signature page hereto).
99.1***	Form of Letter of Transmittal.
99.2***	Form of Proxy Card for Registrant Special Meeting in Lieu of the 2021 Annual Meeting.
99.3***	Form of Written Consent to be used by stockholders of Stem, Inc.

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
†	Indicates management contract or compensatory plan or arrangement.
††	Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on March 26, 2021.

STAR PEAK ENERGY TRANSITION CORP.

By:	/s/ Eric Scheyer
Name: Eric Scheyer
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric Scheyer	Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2021
Eric Scheyer
*	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)	March 26, 2021
Michael D. Wilds
*	Chairman of the Board	March 26, 2021
Michael C. Morgan
*	Director	March 26, 2021
Adam E. Daley

*	Director	March 26, 2021
Alec Litowitz
*	Director	March 26, 2021
Desirée Rogers
*	Director	March 26, 2021
C. Park Shaper

By:	/s/ Eric Scheyer
Eric Scheyer
Attorney-in-fact